Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michele Volpi, James R. Giertz, and Timothy J. Keenan, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of shares of common stock of H.B. Fuller Company pursuant to the H.B. Fuller Company 2009 Director Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 16th day of April, 2009.

Signature	Title

/s/ Michele Volpi	President, Chief Executive Officer and Director
Michele Volpi	(principal executive officer)

/s/ James R. Giertz	Senior Vice President, Chief Financial Officer
James R. Giertz	(principal financial officer)

/s/ James C. McCreary, Jr.	Vice President, Controller
James C. McCreary, Jr.	(principal accounting officer)

/s/ Juliana L. Chugg	Director
Juliana L. Chugg

/s/ Knut Kleedehn	Director
Knut Kleedehn

/s/ J. Michael Losh	Director
J. Michael Losh

/s/ Richard L. Marcantonio	Director
Richard L. Marcantonio

/s/ Lee R. Mitau	Director, Chairman of the Board
Lee R. Mitau

/s/ Alfredo L. Rovira	Director
Alfredo L. Rovira

/s/ John C. van Roden, Jr.	Director
John C. van Roden, Jr.

/s/ R. William Van Sant	Director
R. William Van Sant